                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004), relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2004.

               FORM S-3 REGISTRATION NOS.         FORM N-4 REGISTRATION NOS.
            --------------------------------   --------------------------------
                         333-58512                         033-65381
                         333-100029                        333-68344
                                                           333-81970
                                                           333-94785


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 15, 2005